UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): January 29, 2009

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 29, 2009, CytRx Corporation (“we,” “us,” “our” and “CytRx”) entered into an Investment Banking Agreement with Legend Securities, Inc. (“Legend”), pursuant to which Legend agrees to provide business advisory services to us for a period of up to twelve months.  In exchange for Legend’s services, we agreed to pay Legend a monthly advisory fee equal to $20,000 per month and to issue Legend a warrant to purchase 800,000 shares of our common stock at an exercise price per share equal to the average closing price of our common stock for the ten trading days ending three days prior to January 29, 2009, or $0.26 per share. The warrant will vest as to 200,000 of the warrant shares upon issuance, and then at a rate of 200,000 shares per quarter starting on the quarterly anniversary of issuance, and will be exercisable for a period of five years. Under the Investment Banking Agreement, we also agreed to give Legend unlimited “piggy back” registration rights with respect to the shares of our common stock underlying the warrant in any registration statement filed by us in connection with an underwritten offering of our common stock.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION By: /s/ Steven A. Kriegsman Steven A. Kriegsman President and Chief Executive Officer

Dated: February 2, 2009